Exhibit 10.1
WAIVER
This Waiver (this "Waiver"), dated as of April 1, 2017, is made by and JGB (Cayman) Newton Ltd. (the "Holder") in favor of Galena Biopharma, Inc., a Delaware corporation (the "Company").
WHEREAS, the Holder and the Company have entered into a Securities Purchase Agreement dated as of May 10, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Securities Purchase Agreement"), whereby the Company issued and sold to the Holder, and the Holder purchased from the Company, a 9% Original Issue Discount Senior Secured Convertible Debenture in the original principal amount of $25,350,000 (as amended and restated on August 22, 2016, and as subsequently amended on December 14, 2016, the “Debenture”);
WHEREAS, the Company’s obligations under the Debenture and the other Transaction Documents (as defined in the Securities Purchase Agreement) are unconditionally guaranteed by each of the entities executing this Waiver as a guarantor (collectively, the “Guarantors” and each a “Guarantor”) pursuant to a subsidiary guaranty dated May 10, 2016 (the “Subsidiary Guaranty”);
WHEREAS, as security for all of the indebtedness and obligations due to Holders under the Debenture and the other Transaction Documents (collectively, the "Obligations"), Company and the Guarantors executed and delivered to JGB Collateral, LLC, as security agent for the Holder (the “Agent”), a Security Agreement dated as of May 10, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Security Agreement"), granting to the Agent on behalf of Holder a security interest in the collateral, as defined in the Security Agreement (the "Collateral"); and
WHEREAS, an Equity Conditions Failure (as defined in the Debenture) has occurred and is continuing as a result of the VWAP (as defined in the Debenture) for the Common Stock not being at least $4.00 per share (the “Specified ECF”) and the Company and the Guarantors have requested that the Holder waive the Specified ECF subject to the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Definitions. Capitalized terms used and not defined in this Waiver shall have the respective meanings given them in the Debenture.
Company and Guarantor Acknowledgments. The Company and the Guarantors acknowledge and agree that:

Transaction Documents. The Debenture, the Securities Purchase Agreement, the Subsidiary Guaranty, the Security Agreement, the December 14 Waiver (as defined below), this Waiver, the other Transaction Documents and all other agreements, instruments and other documents executed in connection with or relating thereto (collectively, the "Debenture Documents") are legal, valid, binding and enforceable against the Company and Guarantors in accordance with their terms.
Obligations. The respective obligations of the Company and the Guarantors under the Debenture Documents are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.
Collateral. The Agent (on behalf of the Holder) has valid, enforceable and perfected first priority security interests in and liens on the Collateral (as defined in the Security Agreement), as to which there are no setoffs, deductions, claims, counterclaims or defenses of any kind or character whatsoever. Nothing contained herein shall impair or limit the continuation of the Agent’s liens and security interests in the Collateral or the continued perfection or priority thereof.
Holder Conduct. The Holder and the Agent have fully and timely performed all of its obligations and duties in compliance with the Debenture Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.
Waiver of Specified ECF. Solely with respect to the calendar months of April 2017, May 2017, June 2017, July 2017, August 2017 and September 2017 (collectively, the “Specified Months”), Holder hereby waives the requirement of paragraph (i) of the definition of “Equity Conditions” set forth in Section 1 of the Debenture; provided, however, that, the foregoing waiver shall be subject to the following conditions: (a) with respect to each Specified Month, the VWAP of the Common Stock is not less than $0.30 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction) on any Trading Day of such Specified Month (b) no Event of Default has occurred and is continuing and (c) the Company’s cash on hand exceeds the outstanding principal amount of the Debenture by at least $10,000,000 (clauses (a) - (c), the “Waiver Conditions”). For the avoidance of doubt, in the event that any Waiver Condition fails to be satisfied during any Specified Month, the Debenture shall automatically be Stock Off for the remainder of such calendar month and the Holder shall be entitled to receive the entire Monthly Allowance for such Specified Month in cash (but may still request shares of Common Stock). Notwithstanding the foregoing waiver, the Company may not exercise the Company Force Right so long as the Equity Conditions are not satisfied precisely as written in the Debenture without regard to this Waiver. The Company acknowledges and notifies the Holder that the Debenture shall be Stock On for the Specified Months subject to the satisfaction of the Waiver Conditions.
Limitation of Waiver. The waiver set forth above shall be limited precisely as written and relates solely to clause (i) of the definition of “Equity Conditions” set forth in Section 1 of the Debenture and solely with respect to the Specified Months in the manner and to the extent described above and nothing in this Waiver shall be deemed to constitute a waiver of compliance by the Company or any Guarantor with respect to any other term, provision or condition of the Debenture or any other Debenture Document, or any other instrument or agreement referred to therein; or prejudice any right or remedy that the Holder at any time under the Debenture may now have or may have in the future under or in connection with the Debenture or any other Debenture Document, or any other instrument or agreement referred to therein.
No Modification. Nothing contained in this Waiver shall be deemed or construed to amend, supplement or modify the Debenture or any other Debenture Documents or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect. For the avoidance of doubt, nothing herein shall be deemed to supersede, amend, cancel or otherwise modify Sections 5 and 6 of the Waiver dated December 14, 2016 (the “December 14 Waiver”) and such section survives the execution hereof.
Representations, Warranties and Covenants. The Company and each Guarantor represents and warrants to the Holder that, as of the date hereof that (i) no Event of Default under the Debenture has occurred or is continuing, (2) the Company and each Guarantor has complied in all material respects with their respective obligations under the Debenture Documents, and (3) the Company’s execution and delivery of this Waiver does not conflict with, and will not result in a default or violation under, any other agreement or instrument to which the Company or any Guarantor is a party.
Successors and Assigns. This Waiver shall inure to the benefit of and be binding upon the Company, each Guarantor and the Holder, and each of their respective successors and assigns.
Governing Law. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Waiver and the parties submit to the personal jurisdiction of such courts.
Counterparts. This Waiver may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Waiver by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Waiver electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Waiver.
Disclosure. The Company confirms that neither it nor any other person or entity acting on its behalf has provided Holder or its counsel with any information that constitutes or might constitute material, nonpublic information. The Company shall disclose the material terms of this waiver pursuant to Item 8.01 of Form 8-K by not later than 5 p.m. (local time in New York, New York) on the date hereof.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Galena Biopharma, Inc.,
as Company
By:    /s/ Stephen Ghiglieri
Name: Stephen Ghiglieri
Title: Interim Chief Executive Officer

Apthera, Inc., as Guarantor

By:    /s/ Stephen Ghiglieri
Name: Stephen Ghiglieri
Title: Interim Chief Executive Officer

Mills Pharmaceuticals, LLC, as Guarantor

By:    /s/ Stephen Ghiglieri
Name: Stephen Ghiglieri
Title: Interim Chief Executive Officer

JGB (Cayman) Newton Ltd., as Holder

By____/s/ Brett Cohen_
Name: Brett Cohen
Title: President & CEO

JGB Collateral LLC, as Agent
By____/s/ Brett Cohen_
Name: Brett Cohen
Title: President